Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Netwolves Corporation of our report dated September 27, 2004, included in the 2004 Annual Report to Shareholders of Netwolves Corporation.






                                                /s/ Ernst & Young LLP


Tampa, Florida
September 27, 2004